UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2008

EF Johnson Technologies, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21681	47-0801192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1440 Corporate Drive, Irving, TX 75038

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (972) 819-0700

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01     Other events.

On October 14, 2008, EF Johnson Technologies, Inc. (formerly known as EFJ, Inc.) (the “Registrant”) agreed to extend the Employment Agreement dated October 15, 2002 by and between the Registrant and Michael E. Jalbert until October 31, 2008, in order to provide additional time to complete negotiations on a new employment agreement between the parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EF Johnson Technologies, Inc.
(Registrant)

October 16, 2008	By:	/s/ Elaine Flud Rodriguez
Sr. Vice President and General Counsel